Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Veritiv Corporation, of our report dated March 28, 2014, relating to the financial statements of UWW Holdings, Inc. and Subsidiaries, for the year-ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

November 14, 2014